Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

(In millions, except share information)

On July 6, 2021 Perrigo Company plc (“Perrigo” or “the Company”) completed the previously announced divestiture of its generic RX Pharmaceuticals business ( “RX Business”) to Altaris Capital Partners, LLC (“Altaris” or the “Buyer”), pursuant to the terms of the Stock and Asset Purchase Agreement (the “Purchase Agreement”) entered into on March 1, 2021. Pursuant to the Purchase Agreement, Altaris acquired the RX Business for total consideration of $1.55 billion in cash, which included an adjustment to increase cash consideration by $53.3 million for the resolution of contingent purchase obligations resulting from the acquisition of a generic topical lotion ANDA on March 8, 2021.

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of Perrigo, adjusted to reflect the divestiture which met the criteria to be classified as a discontinued operation as of March 1, 2021. The following unaudited pro forma condensed consolidated financial statements of Perrigo should be read in conjunction with the historical consolidated financial statements of Perrigo and the related notes thereto as presented in our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2021 and Quarterly Report on Form 10-Q filed for the first quarter ended April 3, 2021 filed with the SEC on May 12, 2021.

To provide a better understanding of the impact of the divestiture, the following unaudited pro forma condensed consolidated financial statements are presented to reflect how the divestiture might have affected the historical financial statements had the transactions been consummated at an earlier date. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020, December 31, 2019, and December 31, 2018 are presented as if the divestiture had occurred on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of April 3, 2021 is presented as if the divestiture had occurred on that date. An unaudited pro forma condensed consolidated statement of operations for the quarter ended April 3, 2021 is omitted as no pro forma adjustments are applicable, and the RX Business was previously classified as a discontinued operation in the historical consolidated financial statements for the quarter ended April 3, 2021, which were included in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021 that was filed with the SEC on May 12. 2021.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of the Regulation S-X, updated for Release No 33-10786, which was effective January 1, 2021.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments.

The transaction accounting adjustments to reflect the sale of the RX Business in the unaudited pro forma condensed consolidated financial statements include:

•	The sale of the assets and liabilities of the RX Business pursuant to the Purchase Agreement presented on a discontinued operations basis in accordance with ASC 205, Discontinued Operations.

•	Estimated impact of the cash proceeds received in connection with the transaction, net of transaction costs and income taxes paid.

There are no autonomous entity adjustments included in the pro forma financial information. Additionally, the unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the divestiture of the RX Business.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and is based upon estimates by Perrigo’s management, which are based upon available information and certain assumptions that Perrigo’s management believes are reasonable as of the date of this filing. The unaudited pro forma consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma condensed consolidated balance sheet as of April 3, 2021 and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020, December 31, 2019, and December 31, 2018 should be read in conjunction with the notes thereto.

Perrigo Company PLC

Pro Forma Condensed Consolidated Balance Sheet

As of April 3, 2021

(Unaudited)

		Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical Perrigo (a)	Discontinued Operations of the RX Business (c)	Pro Forma Adjustments (d)	Notes		Pro Forma
Assets
Cash and cash equivalents	$470.9	$—	$1,420.8	(i	)	$1,891.7
Accounts receivable, net of allowance for credit losses of $9.1 and $6.5, respectively	641.0	—				641.0
Inventories	1,136.1	—				1,136.1
Prepaid expenses and other current assets	251.5	—				251.5
Current assets held for sale	1,989.1	(1,989.1)				—

Total current assets	4,488.6	(1,989.1)	1,420.8			3,920.3
Property, plant and equipment, net	860.0	—				860.0
Operating lease assets	149.7	—				149.7
Goodwill and indefinite-lived intangible assets	3,059.3	—				3,059.3
Definite-lived intangible assets, net	2,366.3	—				2,366.3
Deferred income taxes	57.3	—				57.3
Non-current assets held for sale	—	—				—
Other non-current assets	343.6	—				343.6
Total non-current assets	6,836.2	—	—			6,836.2

Total assets	$11,324.8	$(1,989.1)	$1,420.8			$10,756.5

Liabilities and Shareholders’ Equity
Accounts payable	$430.3	$—	$				$430.3
Payroll and related taxes	110.9	—					110.9
Accrued customer programs	134.5	—					134.5
Other accrued liabilities	267.9	—					267.9
Accrued income taxes	17.4	—					17.4
Current indebtedness	35.8	—					35.8
Current liabilities held for sale	450.0	(450.0)					—

Total current liabilities	1,446.8	(450.0)		—			996.8
Long-term debt, less current portion	3,525.3	—					3,525.3
Deferred income taxes	261.4	—					261.4
Non-current liabilities held for sale	—	—					—
Other non-current liabilities	533.3	—					533.3

Total non-current liabilities	4,320.0	—		—			4,320.0

Total liabilities	5,766.8	(450.0)		—			5,316.8

Commitments and contingencies
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—					—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,101.3	—					7,101.3
Accumulated other comprehensive income	276.7	—					276.7
Retained earnings (accumulated deficit)	(1,820.0)	(1,539.1)		1,420.8	(i	)	(1,938.3)

Total shareholders’ equity	5,558.0	(1,539.1)		1,420.8			5,439.7

Total liabilities and shareholders’ equity	$11,324.8	$(1,989.1)		$1,420.8			$10,756.5

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Perrigo Company PLC

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical Perrigo (b)	Discontinued Operations of the RX Business (c)	Pro Forma Adjustments (d)		Notes	Pro Forma
Net sales	$5,063.3	$(975.1)	$			$4,088.2
Cost of sales	3,248.1	(645.1)				2,603.0

Gross profit	1,815.2	(330.0)		—		1,485.2

Operating expenses
Distribution	100.4	(15.2)				85.2
Research and development	177.7	(54.8)				122.9
Selling	579.1	(30.1)				549.0
Administration	496.0	(31.8)				464.2
Impairment charges	346.8	(346.8)				0.0
Restructuring	3.5	(0.3)				3.2
Other operating expense (income)	(3.7)	(0.7)				(4.4)

Total operating expenses	1,699.8	(479.7)		—		1,220.1

Operating income	115.4	149.7				265.1

Change in financial assets	96.4	—				96.4
Interest expense, net	131.2	—				131.2
Other (income) expense, net	17.2	(5.5)				11.7
Loss on extinguishment of debt	20.0	—				20.0

Income (loss) before income taxes	(149.4)	155.2		—		5.8
Income tax expense (benefit)	13.2	(48.2)				(35.0)

Net income (loss)	$(162.6)	$203.4	$			$40.8

Earnings (loss) per share
Basic	$(1.19)					$0.30
Diluted	$(1.19)					$0.30

Weighted-average shares outstanding
Basic	136.1
Diluted	136.1

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Perrigo Company PLC Pro Forma Condensed Consolidated Statement of Operations For the year ended December 31, 2019 (Unaudited)
		Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical Perrigo (b)	Discontinued Operations of the RX Business (c)	Pro Forma Adjustments (d)		Notes	Pro Forma
Net sales	$4,837.4	$(967.5)	$			$3,869.9
Cost of sales	3,064.1	(619.6)				2,444.5

Gross profit	1,773.3	(347.9)				1,425.4

Operating expenses
Distribution	96.1	(14.1)				82.0
Research and development	187.4	(67.3)				120.1
Selling	567.0	(25.1)				541.9
Administration	503.0	(39.2)				463.8
Impairment charges	184.5	(170.7)				13.8
Restructuring	26.3	(0.3)				26.0
Other operating expense (income)	4.2	(1.3)				2.9

Total operating expenses	1,568.5	(318.0)				1,250.5

Operating income	204.8	(29.9)		—		174.9

Change in financial assets	(22.1)	—				(22.1)
Interest expense, net	121.7	—				121.7
Other (income) expense, net	(66.0)	(7.1)				(73.1)
Loss on extinguishment of debt	0.2	—				0.2

Income (loss) before income taxes	171.0	(22.8)		—		148.2
Income tax expense (benefit)	24.9	(33.6)				(8.7)

Net income (loss)	$146.1	$10.8	$			$156.9

Earnings (loss) per share
Basic	$1.07					$1.15
Diluted	$1.07					$1.15

Weighted-average shares outstanding
Basic	136.0
Diluted	136.5

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Perrigo Company PLC

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2018

(Unaudited)

		Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical Perrigo (b)	Discontinued Operations of the RX Business (c)	Pro Forma Adjustments (d)		Notes	Pro Forma
Net sales	$4,731.7	$(920.8)	$			$3,810.9
Cost of sales	2,900.2	(533.9)				2,366.3

Gross profit	1,831.5	(386.9)		—		1,444.6

Operating expenses
Distribution	94.2	(15.1)				79.1
Research and development	218.6	(62.5)				156.1
Selling	595.7	(26.3)				569.4
Administration	435.9	(33.9)				402.0
Impairment charges	224.4	—				224.4
Restructuring	21.0	—				21.0
Other operating expense (income)	5.2	(6.6)				(1.4)

Total operating expenses	1,595.0	(144.4)		—		1,450.6

Operating income	236.5	(242.5)		—		(6.0)

Change in financial assets	(188.7)	—				(188.7)
Interest expense, net	128.0	—				128.0
Other (income) expense, net	6.1	(4.1)				2.0
Loss on extinguishment of debt	0.5	—				0.5

Income (loss) before income taxes	290.6	(238.4)		—		52.2
Income tax expense (benefit)	159.6	(67.0)				92.6

Net income (loss)	$131.0	(171.4)		$—		$(40.4)

Earnings (loss) per share
Basic	$0.95					$(0.29)
Diluted	$0.95					$(0.29)

Weighted-average shares outstanding
Basic	137.8
Diluted	138.3

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Perrigo Company PLC

Notes to Pro forma Condensed Consolidated Financial Statements

(Unaudited)

On July 6 , 2021 Perrigo Company plc (“Perrigo” or “the Company”) completed the previously announced divestiture of its generic RX Pharmaceuticals business (RX Business”) to Altaris Capital Partners, LLC (“Altaris” or the “Buyer”), pursuant to the terms of the Stock and Asset Purchase Agreement (the “Purchase Agreement”) entered into on March 1, 2021. Pursuant to the Purchase Agreement, Altaris acquired the RX Business for total consideration of $1.55 billion in cash, which included an adjustment to increase cash consideration by $53.3 million for the resolution of contingent purchase obligations resulting from the acquisition of a generic topical lotion ANDA on March 8, 2021.

The unaudited pro forma condensed consolidated financial statements reflect the following transaction accounting adjustments:

a)	Reflects Perrigo’s consolidated balance sheet as of April 3, 2021 reported in our Form 10-Q filed with the SEC on May 12, 2021.

b)	Reflects Perrigo’s consolidated statements of operations for the years ended December 31, 2020, December 31, 2019, and December 31, 2018, as reported in our Form 10-K filed on March 1, 2021.

c)	Reflects the sale of the assets and liabilities of the RX Business pursuant to the Purchase Agreement presented on a discontinued operations basis in accordance with ASC 205, Discontinued Operations.

i)

Perrigo’s management believes that the adjustments included within the Discontinued Operations of the RX Business column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations in accordance with U.S. GAAP. The Company’s current estimates on the discontinued operations basis are preliminary and could change as the Company finalizes the accounting for the discontinued operations to be reported in its Annual Report on Form 10-K for the year ended December 31, 2021.

ii)

The tax impacts have been estimated using the applicable statutory income tax rates in the respective jurisdictions. The estimated income tax adjustments are subject to change and actual amounts may differ from the results reflected herein.

d)

Represents the estimated cash proceeds received, including purchase price adjustments and net of transaction costs and taxes related to the gain on the transaction. The cash proceeds are intended to be retained by Perrigo for growth and general corporate purposes.

i)

To record the estimated net cash proceeds from the transaction of $1.55 billion subject to certain adjustments for the working capital of the RX business at the completion of the sale, less (a) estimated transaction costs of $25.4 million that are likely to be incurred as part of the consummation of the transaction in 2021 and (b) the expected tax effects of the estimated federal and state income taxes paid of $107.1 million related to the gain on the transaction. The estimated expected tax effects are calculated based on the amount of taxable gain considering the use of historical net operating losses in place to reduce taxable income, using the applicable statutory income tax rates in the respective jurisdictions. The estimates, including the jurisdictional income tax effects, are subject to change and actual amounts may differ from the results reflected herein. The estimated gain on sale has been excluded from the pro forma information as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.